COUNTRY MUTUAL FUNDS TRUST
AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 28th day of July, 2006, to the Distribution Agreement, dated as of October 31, 2001 (the “Agreement”), is entered into by and among COUNTRY MUTUAL FUNDS TRUST, a Delaware statutory trust (the “Trust”), COUNTRY TRUST BANK, (the “Adviser”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 9, paragraph B of the Agreement allows for its amendment by a written instrument executed by the parties

NOW THEREFORE, the parties agree as follows:

Exhibit A and Exhibit B of the Agreement is hereby superseded and replaced with Exhibit A and Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

COUNTRY MUTUAL FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Robert McDade	By: /s/ James R. Schoenike

Name: Robert McDade	Name: James R. Schoenike

Title: Vice President	Title: President

COUNTRY TRUST BANK

By: /s/ Robert W. Rush, Jr.

Name: Robert W. Rush, Jr.

Title: Sr. Vice President

Exhibit A
to the
Distribution Agreement – COUNTRY Mutual Funds Trust

Fund Names

Separate Series of Country Mutual Funds Trust

Name of Series	Date Added
Country Growth Fund	10/31/01
Country Balanced Fund	10/31/01
Country Tax Exempt Bond Fund	10/31/01
Country Short-Term Bond Fund	10/31/01
Country Bond Fund	10/31/01
Country VP Growth Fund	07/21/03
Country VP Bond Fund	07/21/03
Country VP Balanced Fund	07/21/03
Country VP Short-Term Bond Fund	07/21/03

Exhibit B
to the
Distribution Agreement – COUNTRY Mutual Funds Trust

QUASAR DISTRIBUTORS REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE effective 6/1/06

Regulatory Distribution Annual Services Per Fund
• 1 basis point per year
• Minimum annual fee $24,000 for fund complex

Advertising Compliance Review/NASD Filings
• $175 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter (includes NASD filing fee)
• Non-NASD filed materials, e.g. Internal Use Only Materials
$75 per job for the first 10 pages (minutes if tape or video)
• NASD Expedited Service for 3 Day Turnaround
$1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter. (Comments are faxed. NASD may not accept expedited request.)

Plus Out-Of-Pocket Expenses– Including but not limited to typesetting, printing and distribution of prospectuses and shareholder reports, production, printing, distribution and placement of advertising and sales literature and materials, engagement of designers, free-lance writers and public relations firms, long-distance telephone lines, services and charges, postage, overnight delivery charges, NASD registration fees, record retention, travel, lodging and meals and all other out-of-pocket expenses.

Fees are billed monthly.

Exhibit B (continued)
to the
Distribution Agreement – COUNTRY Mutual Funds Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE

Chief Compliance Officer Support Services

U.S. Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Securities Lending Services
• Distribution Services
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures and Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client and Business Line CCO Education and Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting

Annual Fee Schedule*
• $1,200 per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.